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                               TOBIN & TOBIN
                        A PROFESSIONAL CORPORATION
                            500 SANSOME STREET         RICHARD TOBIN (1852-1887)
PHILLIP R. POLLOCK             EIGHTH FLOOR             ROBERT TOBIN (1875-1889)
                     SAN FRANCISCO, CALIFORNIA 94111  CYRIL R. TOBIN (1905-1977)
                         FACSIMILE (415) 433-3883
                              (415) 433-1400

                                                                     Exhibit 5.1




                                January 26, 1998




The Board of Directors
NovaStar Financial, Inc.
1900 West 47th Place
Suite 205
Westwood, KS  66205

         Re: Registration Statement on Form S-8 relative to the 1996 Executive and Non-Employee Director Stock Option Plan, most recently amended December 6, 1996
                  -------------------------------------------------------

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the 1996 Executive and Non-Employee Director Stock Option Plan, last amended December 6, 1996 (the "Plan"), by NovaStar Financial, Inc., a Maryland corporation (the "Company"), covering an aggregate of up to ten percent (10%) of the Company's outstanding shares of common stock, par value $0.01 per share (the "Common Stock" or the "Shares"), provided no more than 339,332 Shares shall be cumulatively available for grants as Incentive Stock Options ("ISO's") at any given time.

This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on or about the date hereof (together with all exhibits thereto, the "Registration Statement"), (ii) the Prospectus of the Plan to be given to participants pursuant to the requirements of Part I of the Registration Statement, (iii) the Charter of the Company, as amended and presently in effect,
(iv) the Bylaws of the Company in effect as of the date hereof, (v) resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the filing and effectiveness of the Registration Statement, adopted at a meeting on November 12, 1997, and (vi) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
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                                 TOBIN & TOBIN
Board of Directors
NovaStar Financial, Inc.
January 26, 1998
Page 2




         Members of our firm are admitted to the practice of law in the State of California and we do not express any opinion as to the laws of any other jurisdiction, except for those matters of Maryland law for which we have relied solely upon the legal opinion of Piper & Marbury L.L.P., Baltimore, Maryland, dated on or about the date hereof.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan, as described in the Registration Statement, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to Form S-8 and its incorporation by reference as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,



                                    /s/ Tobin & Tobin